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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):         May 2, 2005
                                                  -------------------------

                             Advanced Photonix, Inc
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    Delaware                             1-11056              33-0325836
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(STATE OR OTHER JURISDICTION           (COMMISSION          (IRS EMPLOYER
      OF INCORPORATION)                FILE NUMBER)        IDENTIFICATION NO.)


         1240  Avenida Acaso, Camarillo, California                93012
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           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


Registrant's telephone number, including area code:        (805) 987-0146
                                                    ----------------------------




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT AND
ITEM 2.01.        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective Monday, May 2, 2005, Advanced Photonix, Inc ("API") completed its previously disclosed acquisition of Picotronix, Inc, through the merger of Picotronix, Inc. (doing business as and referred to herein as "Picometrix"), a Michigan corporation, with and into Michigan Acquisition Sub, LLC ("Newco"), a Delaware limited liability company and a wholly-owned subsidiary of API, pursuant to an Agreement and Plan of Merger (the "Agreement") dated March 8, 2005 by and among API, Newco, Picometrix and Robin Risser and Steven Williamson, the stockholders of Picometrix. Immediately following the effective time of the merger, the name of Newco was changed to Picometrix, LLC.

As a result of the transaction, the stockholders of Picometrix received an aggregate merger consideration consisting of $3,500,000 in cash, four-year API promissory notes in the aggregate principal amount of $2,900,500 (the "API Notes") and 2,575,000 shares of API's Class A Common Stock. The API Notes are payable in four annual installments with the first being a payment of $500,000, the second being a payment of $550,000, the third being a payment of $900,000 and the fourth being a payment of $950,500. The API Notes bear an interest rate of prime plus 1.0% and are secured by all of the intellectual property of Picometrix. API has the option of prepaying the API Notes without penalty.

As previously disclosed, upon the signing of the Agreement, API provided a loan in the amount of approximately $4,200,000 to Picometrix (the "API Loan"), the proceeds of which were used to prepay existing long-term indebtedness of Picometrix to a third party. Immediately following the effective time of the transaction, the API Loan was contributed to the capital of Newco.

In connection with the closing of the transaction, API entered into a three-year employment agreement with Robin Risser. Mr. Risser's position with API will be President and General Manager of the Picometrix business unit with a base salary of $185,000 per year and a bonus to be determined and approved by the Board of Directors of API. Upon the signing of the employment agreement, Mr. Risser received a signing bonus of $30,000. Pursuant to the employment agreement, API has agreed to cause the Board of Directors of API to appoint Mr. Risser as API's Chief Financial Officer. In addition, Mr. Risser will be nominated to become a Director of API at its 2005 annual shareholders meeting.

In connection with the closing of the transaction, API entered into a three-year employment agreement with Steven Williamson. Mr. Williamson's position with API and the Picometrix Business Unit will be Chief Technology Officer with a base salary of $185,000 per year and a bonus to be determined and approved by the Board of Directors of API. Upon the signing of the employment agreement, Mr. Williamson received a signing bonus of $30,000.

The terms of the merger are contained in the Agreement, which was filed with the Securities and Exchange Commission on March 14, 2005 in API's Form 8-K (the "March 8-K") as Exhibit 10.1. The description of the Agreement is qualified in its entirety by reference to the copy of the Agreement filed in the March 8-K, which is incorporated by reference herein.

On May 2, 2005, API and each of its wholly-owned subsidiaries entered into Loan and Security Agreements (collectively, the "Loan Agreement") with Pacific Capital Bank, N.A., a national banking association, doing business as Santa Barbara Bank & Trust ("Pacific Capital"). The Loan Agreement is attached hereto as Exhibit 10.5. Additional information regarding the Loan Agreement is provided in Item 2.03 below, which information is incorporated by reference into this
Item 1.01.



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ITEM 2.03.         CREATION OF A DIRECT FINANCIAL OBLIGATION.

On May 2, 2005, API and each of its wholly-owned subsidiaries entered into the new Loan Agreements with Pacific Capital as lender.

The three year Loan Agreement provides for a $2.7 million term loan. The term loan provided under the Loan Agreement is secured by substantially all of the assets of API.(other than the intellectual property of Picometrix). The loan under the Loan Agreement will bear interest at a rate equal to the Prime Rate, plus 1.0% provided that the interest rate shall not be below 6.0% nor greater than 7.75%. The borrowing by API under the Loan Agreement on May 2, 2005 was $2.7 million, and was used to pay a portion of the merger consideration in connection with the acquisition by API of Picometrix.

The Loan Agreement contains customary affirmative and negative covenants. The financial covenants include the maintenance of a specified current ratio (current assets to current liabilities), debt to effective tangible net worth ratio and free cash flow. The creation of indebtedness outside the Loan Agreement, creation of liens, making of certain investments, sale of assets, and incurrence of debt are all either limited or require prior approval from Pacific Capital. The Loan Agreement also contains customary events of default such as nonpayment, bankruptcy, and change in control, which if they occur may cause all outstanding obligations under the Loan Agreement to be accelerated and become immediately due and payable.

The description of the Loan Agreement is qualified in its entirety by reference to the copy of the Loan Agreement filed as Exhibit 10.5 hereof, which is incorporated by reference herein.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On May 2, 2005, API appointed Robin F. Risser, 54, to the position of Chief Financial Officer of API. Prior to joining API, Mr. Risser has been the Chief Executive Officer and a member of the board of directors of Picometrix from 1992. Mr. Risser co-founded Picometrix in 1992. Mr. Risser is a member of the Optical Society of America. Mr. Risser earned an MBA from the University of Michigan in 1978 and passed the CPA exam in 1975. Mr. Risser was appointed Chief Financial Officer pursuant to an employment agreement entered into with API in connection with the closing of the acquisition of Picometrix as further described in Items 1.01 and 2.01 above. Please refer to Items 1.01 and 2.01 above for a description of Mr. Risser's employment agreement and a description of the agreements (including the API Note issued to Mr. Risser) Mr. Risser has entered into with API in connection with API's acquisition of Picometrix.

On May 2, 2005, API appointed Steven Williamson, 51, to the position of Chief Technology Officer of API. Prior to joining API, Mr. Williamson has been the President, Chief Technology Officer and a member of the board of directors of Picometrix from 1992. Mr. Williamson co-founded Picometrix in 1992. Mr. Williamson earned his B.A. in Physics (Optics) from the University of Rochester, has 35 publications in the field of ultrafast optics and optoelectronics and holds 12 patents. Mr. Williamson was appointed Chief Technology Officer pursuant to an employment agreement entered into with API in connection with the closing of the acquisition of Picometrix as further described in Items 1.01 and 2.01 above. Please refer to Items 1.01 and 2.01 above for a description of Mr. Williamson's employment agreement and a description of the agreements (including the API Note issued to Mr. Williamson) Mr. Williamson has entered into with API in connection with API's acquisition of Picometrix.


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ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

         It is impracticable to provide the required financial statements for the acquired business described in Items 1.01 and 2.01 at this time. The Registrant will file the required financial statements as they are available, which is anticipated to be not later than 71 calendar days after the required filing date of this Form 8-K.


(c) Exhibits:


  Exhibit
  -------
  Number          Exhibit
  ------          -------

    10.1          API Note to Robin Risser dated May 2, 2005.
    10.2          API Note to Steven Williamson dated May 2, 2005.
    10.3          Employment Agreement dated May 2, 2005 between Advanced
                  Photonix, Inc. and Robin Risser.
    10.4          Employment Agreement dated May 2, 2005 between Advanced
                  Photonix, Inc. and Steven Williamson.
    10.5 Loan and Security Agreements dated May 2, 2005 by and among Advanced Photonix, Inc., its subsidiaries and Pacific Capital Bank, N.A.
    99.1          Press Release of API dated May 2, 2005.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ADVANCED PHOTONIX, INC.



                              By: /S/ Richard Kurtz
                                 ---------------------------------------------
                                       Richard Kurtz, Chief Executive Officer

Dated: May 6, 2005


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                                  EXHIBIT INDEX

  Exhibit
  -------
  Number         Exhibit
  ------         -------

   10.1          API Note to Robin Risser dated May 2, 2005.
   10.2          API Note to Steven Williamson dated May 2, 2005.
   10.3          Employment Agreement dated May 2, 2005 between Advanced
                 Photonix, Inc. and Robin Risser.
   10.4          Employment Agreement dated May 2, 2005 between Advanced
                 Photonix, Inc. and Steven Williamson.
   10.5 Loan and Security Agreements dated May 2, 2005 by and among Advanced Photonix, Inc., its subsidiaries and Pacific Capital Bank, N.A.
   99.1          Press Release of API dated May 2, 2005.
